Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-271293 and 333-239344) and Forms F-3 (Nos. 333-274078 and 333-276767) of Scinai Immunotherapeutics Ltd. of our report dated May 7, 2025, relating to the financial statements which appears in Scinai Immunotherapeutics Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ Kesselman & Kesselman

Certified Public Accountants (Isr.)

A member firm of PricewaterhouseCoopers International Limited

Tel Aviv, Israel

May 7, 2025